Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3
(No. 333-111476), of Boston Edison Company of our report dated March 7, 2006 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts
March 7, 2006